SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  March 16, 2004
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                            ML MEDIA PARTNERS, L.P.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                        0-14871                   13-332 1085
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation)                                               Identification No.)


          Four World Financial Center
          New York, New York                                              10080
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code               800-288-3694


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events and Required FD Disclosure.

     On March 16, 2004, James C. Vaughn, M/C Venture Partners V, L.P. and Wachovia Capital Partners 2004, LLC (together, the "Vaughn Group") executed a letter agreement with ML Media Partners, L.P. (the "Partnership") in which the Vaughn Group indicated its interest in purchasing all of the equity interests in Century-ML Cable Venture (the "Joint Venture") for a purchase price of $625 million, plus the amount of the Joint Venture's working capital as of the closing date (less the remaining cost of the rebuild of the Joint Venture's cable systems).

     The indication of interest creates no binding obligation on the Vaughn Group with respect to the purchase of the interests. The Vaughn Group has done a preliminary due diligence investigation of the Joint Venture's cable systems, but the letter agreement contemplates the Vaughn Group would need up to an additional 60 days to complete its investigation. On April 5, 2004, the Partnership asked the Bankruptcy Court in the Joint Venture's bankruptcy proceedings to order Adelphia Communications Corporation ("Adelphia") and Century Communications Corp. ("Century") to cooperate in making the books and records of the Joint Venture, which are maintained by Century, available to the Vaughn Group.

     The letter agreement contemplates that during the due diligence period the Vaughn Group and the Partnership would negotiate the terms of a definitive purchase agreement, and sets forth the parties' discussions to date with respect to certain of the terms of the purchase agreement.

     Consummation of the sale of the interests in the Joint Venture to the Vaughn Group would require either approval of Adelphia or Bankruptcy Court approval of a Plan of Reorganization of the Joint Venture providing for such sale; Adelphia has advised the Partnership that Adelphia would not approve the sale and that Adelphia would object to such a Plan of Reorganization.

     Under the letter agreement, the Partnership agreed that, for a period commencing on the execution of the letter agreement and ending 60 days after the Diligence Date, the Partnership will not discuss or negotiate a sale of the systems with any other person, except Adelphia. The "Diligence Date" is the date on which Adelphia and Century agree, or are ordered by the Bankruptcy Court, to cooperate with the Vaughn Group's due diligence; provided however, the Partnership may terminate the exclusivity period if the Diligence Date does not occur by April 15, 2004.

     There can be no assurances that the Vaughn Group, after it completes its due diligence investigation, will determine to proceed with the purchase of the interests in the Joint Venture, that the Vaughn Group will be successful in obtaining the financing required for the purchase, that a definitive agreement on the terms discussed and otherwise acceptable to the parties will be executed, or that either the sale will be approved by Adelphia or a Plan of Reorganization providing for the sale will be approved.

         A copy of the letter agreement is attached as Exhibit 1.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)      Exhibits.

                   10.1     Indication of Interest dated March 16, 2004


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                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ML MEDIA PARTNERS, L.P.

                                        By:  Media Management Partners

                                        By:  RP Media Management

                                        By:  IMP Media Management, Inc.

Dated:  April 6, 2004                   By   /s/Elizabeth McNey Yates
                                           -----------------------------
                                             Elizabeth McNey Yates

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                                                                       Exhibit 1

                                 James C. Vaughn
                          M/C VENTURE PARTNERS V, L.P.
                       WACHOVIA CAPITAL PARTNERS 2004, LLC



March 16, 2004
ML Media Partners, L.P.
444 Madison Avenue, Suite 703
New York, New York 10022
Ladies and Gentlemen:

This will confirm our interest in purchasing all of the outstanding equity interests in Century-ML Cable Venture (the "Joint-Venture"). We have carefully reviewed and discussed with you all of the information regarding the business and assets of the Joint Venture that has been provided to us to date, and on that basis we believe that the value of the cable television systems owned by the Joint Venture (the "Systems"), and the amount that we would be prepared to pay for the Systems, is $625 million plus the amount of the Joint Venture's working capital (less the remaining cost of the proposed rebuild of the systems) as of the date of the closing of the purchase.

As you know, however, we have not conducted a full due diligence investigation of the assets and business of the Systems. Accordingly, it is our understanding that (a) as soon as practicable, you will seek to arrange with Adelphia to permit us and our counsel, accountants and other representatives to conduct such investigation of the Systems and the books, records and assets of the Joint Venture and its subsidiary as we may determine desirable and (b) if, within a reasonable time, Adelphia fails or refuses to permit us to conduct due diligence, you will seek a court order from the Bankruptcy Court requiring Adelphia to do so. Concurrently with the conduct of due diligence, we would commence the negotiation of a definitive purchase agreement containing all of the terms of the purchase and sale. We expect that the due diligence investigation would take up to 60 days, at the end of which it is expected that the purchase and sale agreement will be executed.

Assuming the satisfactory conclusion of our due diligence investigation, we would be prepared to make a substantial equity commitment to the purchasing entity in an amount that we believe sufficient to enable the purchasing entity to obtain the additional financing necessary to consummate the purchase.

M/C Venture Partners and Wachovia Capital Partners have substantial resources and considerable experience in transactions of this kind. M/C Venture Partners is a private equity firm that has been investing in the communications and media industry for over two decades. Since 1982, its partners have invested over $1.5 billion of equity in a number of telecommunications and media ventures. M/C's general partners played a key role in assisting these companies to raise billions of dollars in additional equity and debt financing in order to execute their business plans. Representative investments made by M/C's general partners include Brooks Fiber, Quancomm, Western Wireless, Metro PCS, Triton PCS,
Telecorp, Simmons Cable and Triad Cellular. In addition, M/C's partners and Wachovia have worked together extensively on a number of investments including FrontierVision Cable Partners, who's CEO was Jim Vaughn. FrontierVision raised $225 million of equity and over $1 billion of debt in the course of acquiring over 700,000 subscribers.

M/C Venture Partners acts as lead investor and has substantial experience working with entrepreneurs to arrange equity and debt financing from prominent institutions to acquire and grow communications companies. M/C is currently investing M/C Venture Partners V, a $550 million private equity fund raised from institutional investors including the nation's largest state and corporate pensions funds, prominent university endowments and strategic financial institutions.

Wachovia Capital Partners is the private equity and mezzanine investment affiliate of Wachovia Corporation, the fifth largest bank in the U.S. with over $400 billion in assets and $60 billion in market capitalization. WCP has invested over $2.7 billion in more than 150 companies since its inception in 1988 and currently manages a portfolio in excess of $1 billion in direct investments. WCP has developed in-depth expertise and a proven track record of success across multiple sectors of the media and communications industries, including cable, radio and television broadcasting, and wireline and wireless telecommunications. Representative current and previous investments include:
FrontierVision, Transwestern Publishing, Marcus Cable, NEP Supershooters, NewSouth Communications, Intralink Partners, Triton PCS, American Cellular, Bloomington Broadcasting, and NewWave Communications.

James C. Vaughn, a 40-plus years veteran of the cable and telecommunication industries, held various engineering and senior management positions with Viacom, Cox and Triax Communications. Mr. Vaughn founded FrontierVision in 1994; building a top 20 MSO, ending with over 700,000 subscribers through 40-plus acquisitions. FrontierVision was sold to Adelphia in late 1999 for $2.1 billion. Mr. Vaughn will serve as Chairman of the acquiring entity.

We recognize that on September 30, 2002 the Joint Venture filed a bankruptcy petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and that, in accordance with procedures to be established by the Bankruptcy Court, consummation of the purchase pursuant to the definitive purchase agreement will be subject to a higher and better bid. Accordingly, we would expect the purchase agreement to provide that, if the Systems are sold pursuant to a higher and better bid, or if ML Media and Adelphia agree on a Plan of Reorganization that does not include consummation of the transaction pursuant to the definitive purchase agreement, the purchaser entity would be entitled to receive a break-up fee.

The definitive purchase agreement will contain terms and conditions customary under the circumstances, including customary representations and warranties. In addition, the purchase agreement will contain the customary covenants, including indemnification provisions (and a related indemnity escrow) and covenants prohibiting the transfer of assets prior to the closing; covenants regarding the conduct of the business in the ordinary course between the date of execution of the agreement and the closing; and the customary conditions to the consummation of the transaction and other conditions necessitated by the pending bankruptcy proceeding, including that the form and substance of any plan and orders approving the transaction are reasonably acceptable to us. As noted above, the purchase agreement will contain a break up fee provision. We recognize that, under the circumstances, our indemnification remedy with respect to misrepresentation or breach of warranty will be limited to the amount of the indemnity escrow account.

We expect that the definitive purchase agreement will provide for an escrow deposit to be made by the purchaser upon execution of the Purchase Agreement. We would also expect to deliver to the Joint Venture upon execution of the purchase agreement financing commitments from institutions and financially responsible individuals covering a sufficient portion of the purchase price to provide you with reasonable assurance that at the closing the purchaser will have the financial resources necessary to consummate the purchase.

The confidentiality agreements previously executed by each of us, copies of which are attached, shall continue to be binding upon each of us.

Except as otherwise expressly provided herein, whether or not the proposed transaction is consummated, the parties shall bear their own respective expenses in connection with the negotiation and consummation of the transaction.

You have assured us that you are not negotiating with anyone other than us concerning the sale of all of the equity interests in the Joint Venture or the business and assets of the Joint Venture. In consideration of the undertaking by us of the substantial legal, accounting and other expenses relating to the proposed transaction, during the period (the "Exclusivity Period") from the date hereof until 60 days after the Diligence Date (as defined below) you shall not directly or indirectly enter into any arrangement or pursue any discussions or negotiations with anyone other than us concerning the sale of all of the equity interests in the Joint Venture or the business and assets of the Joint Venture. You may, however, at any time during the Exclusivity Period, or thereafter, negotiate or enter into an agreement with Adelphia regarding the purchase of your interest in the Joint Venture by Adelphia, the Joint Venture, or a third party, but if during the Exclusivity Period you enter into a binding agreement with respect to any such sale, you shall, in full discharge of all obligations and liability to any of us, reimburse us for the out-of-pocket costs (including, without limitation, professional fees) reasonably incurred by us prior to the date of termination in connection with this agreement and the proposed purchase. As used in this agreement, the Diligence Date is the date on which Adelphia agrees, or the Bankruptcy Court orders Adelphia, to cooperate with us to enable us to do our due diligence. Notwithstanding the foregoing, you will either terminate or extend the Exclusivity Period, and shall have no obligation to reimburse us for out-of-pocket expenses, if (1) the Diligence Date has not occurred within 30 days from the date hereof, or (2) within 30 days from the Diligence Date we do not have written indications of interest (including indications from Wachovia Capital Partners and M/C Venture Partners) for at least $200 million of equity capital to be used to finance the purchase of the Systems. Your signature to this letter will constitute your agreement to be bound by the provisions of this paragraph.

Except as set forth in the immediately preceding paragraph, this letter is not intended to be legally binding on you or any of us.

                                         WACHOVIA CAPITAL PARTNERS 2004, LLC



                                         By:     /s/ Arthur C. Roselle
                                             ----------------------------------
                                         Arthur C. Roselle
                                         Partner



                                         M/C VENTURE PARTNERS V, L.P.



                                         By:     /s/ John O. Van Hooser
                                            -----------------------------------
                                         John O. Van Hooser
                                         General Partner



                                                /s/ James C. Vaughn
                                         --------------------------------------
                                         James C. Vaughn



ACKNOWLEDGED:
ML MEDIA PARTNERS, L.P.

By:    /s/ Elizabeth McNey Yates
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Elizabeth McNey Yates